UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  January 2, 2008
__________________________

GENIUS PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	0-27915	33-0852923
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2230 Broadway
Santa Monica, California 90404
 (Address of Principal Executive Offices) (Zip Code)

(310) 453-1222
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

New Office Lease

On January 8, 2008, Genius Products, LLC (the “Subsidiary”), a minority-owned subsidiary of Genius Products, Inc. (the “Registrant”), entered into an Office Lease (the “Lease”) with Maguire Properties – 3301 Exposition, LLC (the “Landlord”), pursuant to which the Subsidiary will rent approximately 40,520 square feet of office space in Santa Monica, California.  The effective date of the Lease is December 31, 2007.  The initial term of the Lease is ten (10) years, commencing five (5) months after the completion of certain tenant improvements to be constructed by the Landlord (the “Occupancy Date”), which Occupancy Date is currently projected to be in July, 2008.  The Subsidiary has an option to extend the term of the Lease for two (2) additional five (5) year terms, subject to the satisfaction of certain conditions specified in the Lease.

The initial annual rent payable under the Lease is $2,042,208, payable in monthly installments of $170,184 commencing five (5) months after the Occupancy Date, and subject to an annual 4% increase during the initial term of the Lease.  Pursuant to the Lease, the Subsidiary is also required to pay additional rent equal to its pro rata share (based on the rentable area of the premises being leased by the Subsidiary) of the Landlord’s operating and tax expenses incurred in operating and managing the project.  As security for its obligations under the Lease, on or before February 1, 2008, the Subsidiary is required to deliver to the Landlord an irrevocable letter of credit in the amount of $1,500,000.  The aforementioned tenant improvements are being constructed at the Landlord’s expense in accordance with an agreed upon space plan and subject to certain conditions specified in the Lease.

The foregoing does not constitute a complete summary of the terms of the Lease, a copy of which is attached hereto as Exhibit 99.1.  The description of the terms of the Lease is qualified in its entirety by reference to such Exhibit.

Letter Agreement with Matthew Smith

As previously disclosed in the Registrant’s Form 8-K filed on December 21, 2007, the Registrant approved the appointment, effective January 1, 2008, of Matthew Smith as President of the Subsidiary.  On January 2, 2008, the Subsidiary and Mr. Smith entered into a letter agreement (the “Employment Letter”) specifying the terms of Mr. Smith’s compensation as President of the Subsidiary.  Pursuant to the Employment Letter, Mr. Smith will receive an annual base salary of $400,000, payable in semi-monthly installments of $16,666.66.  In addition, Mr. Smith will (i) receive a car allowance of $800 per month, (ii) be eligible to participate in all benefit plans of the Subsidiary, (iii) receive five (5) weeks of vacation time per year, and (iv) be eligible to receive an annual bonus of 100% of Mr. Smith’s base salary based on achievement of performance targets to be determined by the Registrant’s Board of Directors.  Finally, management of the Subsidiary will recommend that Mr. Smith be granted 1,000,000 stock options in the Registrant, subject to the approval of the Registrant’s Board of Directors.

The foregoing does not constitute a complete summary of the terms of the Employment Letter, a copy of which is attached hereto as Exhibit 99.2.  The description of the terms of the Employment Letter is qualified in its entirety by reference to such Exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure requirement of this Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure requirement of this Item 5.02 is included in Item 1.01 above and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)            Exhibits.

99.1            Lantana Office Lease, dated as of December 31, 2007, by and between Genius Products, LLC and Maguire Properties – 3301 Exposition, LLC.

99.2            Letter Agreement, dated January 2, 2008, by and between Genius Products, LLC and Matthew Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS PRODUCTS, INC.

Date: January 8, 2008	By: /s/ John P. Mueller
John P. Mueller
Chief Financial Officer